    As filed with the Securities and Exchange Commission on December 3, 1999

                                                       Registration No. 33-18278
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                        POST EFFECTIVE AMENDMENT NO. 11
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                             MANDALAY RESORT GROUP*
               (Exact name of issuer as specified in its charter)

                 Nevada                                88-0121916
        (State of incorporation)          (I.R.S. Employer Identification No.)

                         3950 Las Vegas Boulevard South
                            Las Vegas, Nevada 89119
                                 (702) 632-6700
    (Address of principal executive offices, zip code and telephone number)

                               ----------------

      MANDALAY RESORT GROUP EMPLOYEES' PROFIT SHARING AND INVESTMENT PLAN

                               ----------------

                         Yvette Landau, General Counsel
                             Mandalay Resort Group
                         3950 Las Vegas Boulevard South
                            Las Vegas, Nevada 89119
                                 (702) 632-6700
           (Name, address and telephone number of agent for service)

                                    Copy to:
                           Howell J. Reeves, Esquire
                    Wolf, Block, Schorr and Solis-Cohen LLP
                          1650 Arch Street--22nd Floor
                     Philadelphia, Pennsylvania 19103-2097

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*  Effective June 18, 1999, Circus Circus Enterprises, Inc. amended its
   Articles of Incorporation to change its name to Mandalay Resort Group.

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

                                    PART I

  A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(l)(i).

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

  The following documents filed with the Commission by Mandalay Resort Group (which filed such documents under its previous corporate name "Circus Circus Enterprises, Inc. until it changed its corporate name on June 18, 1999) and the Mandalay Resort Group Employees' Profit Sharing and Investment Plan, formerly the Circus Circus Employees' Profit Sharing and Investment Plan (the "Plan") are incorporated by reference in this registration statement:

  (a) the Annual Report of Mandalay Resort Group on Form 10-K for the fiscal year ended January 31, 1999;

  (b) the Quarterly Reports of Mandalay Resort Group on Form 10-Q for the fiscal quarters ended April 30, 1999 and July 31, 1999, respectively;

  (c) the Current Report of Mandalay Resort Group on Form 8-K dated June 18,
1999;

  (d) the description of Mandalay Resort Group's common stock contained in its Form 8-A Registration Statement declared effective by the Commission on October 25, 1983, and any amendments or reports filed for the purpose of updating such description;

  (e) the description of Mandalay Resort Group's common stock purchase rights contained in its Form 8-A Registration Statement declared effective by the Commission on August 12, 1994, and any amendments or reports filed for the purpose of updating such description;

  (f) the Plan's Annual Report on Form 11-K for the year ended December 31, 1998 and Amendment No. 1 thereto on Form 11-K/A dated June 29, 1999; and

  (g) all documents subsequently filed by Mandalay Resort Group or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

  Not applicable.

Item 5. Interests of Named Experts and Counsel.

  Not applicable.

Item 6. Indemnification of Directors and Officers.

  Section 78.751 of the Nevada Revised Statutes (the "Nevada Law") permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, in an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless a court of competent jurisdiction determines that in view of all the circumstances of the case, indemnification would be appropriate. The indemnification provisions of the Nevada Law expressly do not exclude any other rights a person may have to indemnification under any bylaw, among other things.

  In accordance with Nevada Revised Statutes 78.037, Article XI of Mandalay Resort Group's Restated Articles of Incorporation provides that no director or officer of Mandalay Resort Group shall be personally liable to Mandalay Resort Group or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which include intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes 78.300.

  Article X, Section 10.2 of Mandalay Resort Group's Restated Bylaws provides for mandatory indemnification of directors and officers to the fullest extent now or hereafter permitted by law.

  Mandalay Resort Group maintains a liability insurance policy under which officers and directors are generally indemnified against losses and liability (including costs, expenses, settlements, and judgments) incurred by them in such capacities, individually or otherwise, other than specified excluded losses. The insurance policy will pay on behalf of Mandalay Resort Group all covered losses for which Mandalay Resort Group grants indemnification of each officer or director as permitted by law which the officer or director becomes legally obligated to pay on account of an indemnifiable claim. The policy would generally cover, in addition to other liabilities, liabilities arising under the federal securities laws; however, the subject of loss may not include any claim or claims under federal or state law arising out of or relating to (i) the filing of a registration statement with the Securities and Exchange Commission or the offer or sale by means of a prospectus of any security with respect to which a registration statement has been filed, including, but not limited to, any claim asserting that such registration statement or prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any underwriting agreement for the offer or sale of any security, or (iii) any accounting of profits from the purchase or sale of securities of Mandalay Resort Group under Section 16(b) of the Securities Exchange Act of 1934 or a similar state law.

Item 7. Exemption from Registration Claimed.

  Not Applicable.

Item 8. Exhibits.

 3(i)(a) Restated Articles of Incorporation of Mandalay Resort Group as of July
         15, 1988 and Certificate of Amendment thereto, dated June 29, 1989
         (Incorporated by reference to Exhibit 3(a) to the Annual Report of Mandalay Resort Group on Form 10-K for the fiscal year ended January
         31, 1991).
 3(i)(b) Certificate of Amendment of the Restated Articles of Incorporation
         (Incorporated by reference to Exhibit 3(i) to Mandalay Resort Group's
         Current Report on Form 8-K dated June 18, 1999).
 3(i)(c) Certificate of Division of Shares into Smaller Denominations, dated
         June 20, 1991 (Incorporated by reference to Exhibit 3(b) to Mandalay
         Resort Group's Annual Report on Form 10-K for the fiscal year ended
         January 31, 1992).
 3(i)(d) Certificate of Division of Shares into Smaller Denominations, dated
         June 22, 1993 (Incorporated by reference to Exhibit 3(i) to Mandalay
         Resort Group's Current Report on Form 8-K dated July 21, 1993).
   3(ii) Restated Bylaws of Mandalay Resort Group (Incorporated by reference to
         Exhibit 3(ii) to Mandalay Resort Group's Annual Report on Form 10-K for the fiscal year ended January 31, 1997).
    4(a) Rights Agreement, dated as of July 14, 1994, between Mandalay Resort
         Group and First Chicago Trust Company of New York (Incorporated by reference to Exhibit 4 to Mandalay Resort Group's Current Report on
         Form 8-K dated August 15, 1994).
    4(b) Amendment to Rights Agreement, effective as of April 16, 1996, between
         Mandalay Resort Group and First Chicago Trust Company of New York
         (Incorporated by reference to Exhibit 4(a) to Mandalay Resort Group's
         Quarterly Report on Form 10-Q for the period ended July 31, 1996).
    4(c) Group Annuity Contract No. GA70867, effective as of November 1, 1985 and related letters dated November 15, 1985 and December 4, 1985--
         Incorporated by reference to Exhibit 4(c) to Mandalay Resort Group's
         Registration Statement on Form S-8 (No. 33-1459).
    4(d) Thirteenth Amendment and Restatement of the Plan.
    4(e) Ninth Amendment and Restatement of the Mandalay Resort Group
         Employees' Profit Sharing and Investment Trust.
    5(a) Opinion of Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered, Las
         Vegas, Nevada.*
    5(b) Internal Revenue Service determination letter, dated April 28, 1987--
         Incorporated by reference to Exhibit 5(b) to Mandalay Resort Group's
         Registration Statement on Form S-8 (No. 33-1459).
    5(c) Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis,
         Tampa, Florida.
    5(d) Internal Revenue Service determination letter, dated May 23, 1995.*
    5(e) Internal Revenue Service determination letter, dated July 22, 1997.*
   23(a) Consent of Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered.
         Reference is made to Exhibit 5(a) hereto.
   23(b) Consent of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis.
         Reference is made to Exhibit 5(c) hereto.
   23(c) Consent of Arthur Andersen LLP
      24 Power of Attorney. Included on Page II-5 hereof.

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 * Previously filed as an exhibit to this Registration Statement.

Item 9. Undertakings.

  The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 30th day of November, 1999.

                                          Mandalay Resort Group

                                                  /s/ Michael S. Ensign
                                          By_________________________________
                                            Michael S. Ensign, Chairman of the
                                             Board and Chief Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael S. Ensign and Glenn W. Schaeffer, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date


        /s/ Michael S. Ensign          Chairman of the           November 30,
-------------------------------------   Board and Chief              1999
          Michael S. Ensign             Executive Officer
                                        (Principal
                                        Executive Officer)

      /s/ William A. Richardson        Vice Chairman of the      November 30,
-------------------------------------   Board                        1999
        William A. Richardson

       /s/ Glenn W. Schaeffer          President, Chief          November 30,
-------------------------------------   Financial Officer,           1999
         Glenn W. Schaeffer             Treasurer and
                                        Director (Principal
                                        Financial Officer)

              Signature                        Title                 Date

           /s/ Les Martin              Vice President and        November 30,
-------------------------------------   Chief Accounting             1999
             Les Martin                 Officer (Principal
                                        Accounting Officer)

        /s/ William E. Bannen          Director                  November 30,
-------------------------------------                                1999
          William E. Bannen

        /s/ Arthur H. Bilger           Director                  November 30,
-------------------------------------                                1999
          Arthur H. Bilger

        /s/ Michael D. McKee           Director                  November 30,
-------------------------------------                                1999
          Michael D. McKee

       /s/ Rose McKinney-James         Director                  November 30,
-------------------------------------                                1999
         Rose McKinney-James

          /s/ Donna B. More            Director                  November 30,
-------------------------------------                                1999
            Donna B. More

  The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 30th day of November, 1999.

                                          Mandalay Employees' Profit Sharing
                                           And Investment Plan

                                          By       Mandalay Resort Group
                                                    Plan Administrator

                                                  /s/ Michael S. Ensign
                                          By __________________________________
                                            Michael S. Ensign, Chairman of the
                                             Board and Chief Executive Officer

                                     II-6